Exhibit 10.19

CWAN HOLDINGS LLC

2017 EQUITY INCENTIVE PLAN

NOTICE OF AMENDMENT TO OPTION AGREEMENT

[DATE], 2021

[NAME]

[Email]

Reference is made to one or more Option Agreement(s) and Option Grant Notice(s) (collectively, the “Option Agreements”), each entered into by and between you and CWAN Holdings LLC (f/k/a Carbon Analytics Holdings LLC) (the “Company”), pursuant to which you were issued time-based vesting options (the “Time Vesting Options”) and performance-based vesting options (the “Performance Vesting Options” and, together with the Time Vesting Options, the “Options”) to purchase Class B Common Units of the Company, subject to the Carbon Analytics LLC 2017 Equity Incentive Plan (the “2017 Plan”). Capitalized terms used and not defined in this notice shall have the meaning set forth in the 2017 Plan.

In connection with the consummation of the initial SEC-registered, underwritten offering (the “Initial Public Offering”) of Class A Common Stock of Clearwater Analytics Holdings, Inc. (“Clearwater”), (i) any unvested Performance Vesting Options will be converted to Time Vesting Options (the “Conversion”) and will vest on the same schedule as the previously granted Performance Vesting Options, but assuming achievement of one hundred percent (100%) of the performance conditions that would have otherwise been applicable to such Performance Vesting Options prior to the Conversion, (ii) outstanding Options to purchase Class B Common Units of the Company granted under the 2017 Plan will be converted into Options to purchase shares of Class A Common Stock of Clearwater (the “Converted Options”), and the Converted Options will be governed by the Clearwater Analytics Holdings, Inc. 2021 Omnibus Incentive Plan (the “2021 Plan”), and (iii) any unvested Converted Options will accelerate and vest in full on the earlier to occur of (a) a Change in Control (as defined in the 2021 Plan) and (b) the date on which the WCAS Investors and their respective Affiliates (each as defined in the Amended and Restated Certificate of Incorporation of Clearwater) hold less than five percent (5%) of, collectively, the Class A Common Stock, Class B Common Stock, Class C Common Stock and Class D Common Stock of Clearwater, in each case, subject to your Continuous Service through the applicable vesting date.

In addition, notwithstanding anything to the contrary in your Option Agreements, your Converted Options will, to the extent vested, be exercisable at any time on or after sixty-one (61) days following the consummation of the Initial Public Offering, and from time to time prior to the Expiration Date (as defined in the Option Agreements), in all cases, subject to Section 5 of the 2021 Plan.

These changes to your Option Agreements and Converted Options do not otherwise affect any other terms of your Option Agreements, which is subject to the terms of the 2021 Plan.

Sincerely,

CWAN HOLDINGS LLC

By:
Name:
Title:

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